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          THIRD AMENDED AND RESTATED INCENTIVE COMPENSATION AGREEMENT

         This Third Amended and Restated Incentive Compensation Agreement, dated as of May 4, 2004 (this "Agreement"), is entered into between BUCKEYE PIPE LINE COMPANY LLC a Delaware limited liability company (the "General Partner"), and BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the "Partnership").

         WHEREAS, pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act, the General Partner and Buckeye Management Company, LLC converted as of the date of this Agreement from Delaware corporations into Delaware limited liability companies.

         WHEREAS, BMC and the Partnership entered into an Amended and Restated Incentive Compensation Agreement dated March 22, 1996, Amendment No. 1 to the Amended and Restated Incentive Compensation Agreement dated August 12, 1997 and Amendment No. 2 to the Amended and Restated Incentive Compensation Agreement dated January 20, 1998, and entered into a Second Amended and Restated Incentive Compensation Agreement dated as of April 23, 2001 (the March 22, 1996 Agreement, as so amended, the "Prior Agreement");

         WHEREAS, pursuant to the Contribution, Assignment and Assumption Agreement dated December 31, 1998, BMC assigned its interest in the Prior Agreement to the General Partner;

         WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety to clarify the meaning and usage of certain terms;

         WHEREAS, Section 3.6 of the Prior Agreement provides that the Prior Agreement may be amended only after complying with Section 17.2(a) of the Amended and Restated Agreement of Limited Partnership dated as of December 15, 1986, as amended (the "Partnership Agreement"), which provides that, without the prior approval of a two-thirds interest of the limited partners of the Partnership, the General Partner shall not amend the Prior Agreement unless such amendment does not, in the good faith opinion of the General Partner, adversely affect the limited partners of the Partnership (the "Limited Partners") in any material respect; and

         WHEREAS, a Special Committee of disinterested members of the Board of Directors of the General Partner has approved the amendment and restatement of the Prior Agreement in the form set out in this Agreement and has further determined that, in its good faith opinion, this amendment and restatement of the Prior Agreement does not adversely affect the Limited Partners in any material respect.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         Set forth below are definitions of certain capitalized terms used in this Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings provided therefor in the Partnership Agreement.

         1.1 "Aggregate Target Quarterly Amount" means the Target Quarterly Amount per LP Unit times the number of Units, other than ESOP LP Units, outstanding.

         1.2 "Aggregate Target Special Distribution Amount" means the Target Special Distribution Amount times the number of Units outstanding.

         1.3 "Available Cash" for any quarter means the Partnership's consolidated cash receipts during such quarter (including, for this purpose, amounts retained as described in clause (b) below during prior quarters and determined by the General Partner, in its sole discretion, to no longer be required to be so retained) less (a) its consolidated cash expenditures during such quarter (other than distributions of Available Cash for the prior quarter and expenditures of amounts received in prior quarters) and (b) such retentions
(i) for working capital, anticipated cash expenditures (including capital expenditures and debt service) and contingencies as the General Partner, in its sole discretion, deems appropriate or (ii) as are required by the terms of the Indenture under which the Pipeline Partnership's senior notes were issued.

         1.4 "ESOP LP Units" means the LP Units issued to Buckeye Pipe Line Services Company, regardless of whether such LP Units continue to be held by Buckeye Pipe Line Services Company.

         1.5      "IPO Price" is $10.00 per LP Unit.

         1.6 "Pipeline Partnership" means the limited partnership subsidiaries and the other subsidiaries of the Partnership, collectively.

         1.7 "Quarterly Cash To Be Distributed" for any quarter means the Available Cash for such quarter (excluding cash to be distributed in a Special Distribution) less retentions of Available Cash necessary to pay the General Partner incentive compensation pursuant to this Agreement and less cash distributed by the Partnership to the holders of the ESOP LP Units.

         1.8 "Special Cash To Be Distributed" means the cash or fair market value of securities to be distributed in a Special Distribution, less the cash or fair market value of securities distributed by the Partnership to the holders of ESOP LP Units.

         1.9 "Special Distribution" means any special cash distribution to Unitholders in excess of $10 million from the proceeds of a financing, sale of assets or disposition (or a series of

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related financings, sales of assets or dispositions) or a special distribution of marketable securities with a fair market value in excess of $10 million; provided, however, that no special distribution from the proceeds of a financing shall be made without the approval of the disinterested directors of the Board of Directors of the General Partner or a committee thereof.

         1.10     "Target Quarterly Amount" is $.325 per quarter.

         1.11 "Target Special Distribution Amount" means the amount which, together with all amounts distributed per LP Unit prior to the Special Distribution compounded quarterly from the respective dates of distribution to the date of such Special Distribution at the Target Rate, would equal the IPO Price compounded quarterly at the Target Rate from December 23, 1986 to the date of such Special Distribution.

         1.12     "Target Rate" is 13% per annum.

         1.13 "Unitholders" means the holders of record collectively of the LP Units and the GP Units.

                                   ARTICLE II
                        INCENTIVE COMPENSATION AGREEMENT

         2.1 Quarterly Incentive Compensation. If Quarterly Cash To Be Distributed for any calendar quarter exceeds the Aggregate Target Quarterly Amount, the Partnership shall, subject to Section 2.3, pay the General Partner incentive compensation equal to the sum of (a) 15% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.325 per LP Unit and (ii) does not exceed $.35 per LP Unit; (b) 25% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.35 per LP Unit and (ii) does not exceed $.375 per LP Unit; (c) 30% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.375 per LP Unit and (ii) does not exceed $.40 per LP Unit; (d) 35% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.40 per LP Unit and (ii) does not exceed $.425 per LP Unit;
(e) 40% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.425 per LP Unit and (ii) does not exceed $.525 per LP Unit; and (f) 45% of the portion of the Quarterly Cash To Be Distributed which exceeds $.525 per LP Unit. For purposes of this Section 2.1, "LP Units" shall not include ESOP LP Units.

         2.2 Special Distribution Incentive Compensation. If the Special Cash To Be Distributed in a Special Distribution exceeds the Aggregate Target Special Distribution Amount for such Special Distribution, the Partnership shall, subject to Section 2.3, pay the General Partner, out of Special Cash To Be Distributed, incentive compensation equal to (a) 15% of the portion of the Special Cash To Be Distributed which (i) exceeds 100% of the Aggregate Target Special Distribution Amount and (ii) is not more than 115% of the Aggregate Target Special Distribution Amount, plus (b) 25% of the amount (if any) by which the Special Cash To Be Distributed exceeds 115% of the Aggregate Target Special Distribution Amount.

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         2.3      Limitation on Incentive Compensation. The General Partner
shall not be entitled to incentive compensation at any time pursuant to Section
2.1 or 2.2 to the extent that the aggregate incentive compensation payments and distributions made by the Partnership or the Pipeline Partnership to the General Partner (including incentive compensation payments and distributions paid to BMC as general partner of the Partnership prior to December 31, 1998) or the Manager after December 23, 1986, would exceed 10% of the sum of (a) the total distributions made by the Partnership or the Pipeline Partnership to Unitholders and to the Manager as general partner of the Pipeline Partnership and (b) the total incentive compensation payments made to the General Partner (including incentive compensation payments paid to BMC as general partner of the Partnership prior to December 31, 1998) pursuant to Sections 2.1 and 2.2. This
Section 2.3 shall expire and be of no further force and effect on the earlier of December 31, 2005, or the date that cash distributions on the LP Units equals or exceeds $.6375 per LP Unit for four consecutive quarterly periods.

         2.4 Termination Upon Removal of General Partner. The agreement contained in this Article II shall terminate if the General Partner is removed as general partner of the Partnership pursuant to the Partnership Agreement, effective upon the date of such removal. However, the value of the right to receive incentive compensation as provided in this Article II shall be included in determining the fair market value of the GP Units pursuant to Section 13.2 of the Partnership Agreement.

         2.5 Certain Events. If there is a change in the LP Units to divide the outstanding LP Units into a greater number of LP Units or to combine outstanding LP Units into a smaller number of LP Units, in each case in accordance with the terms and conditions of the Partnership Agreement, the amounts reflected in Sections 1.5, 1.10 and 2.1 hereof shall be adjusted automatically to reflect such division or combination and shall apply to all subsequent calculations of incentive compensation payable to the General Partner.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

         3.2 Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         3.3 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

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         3.4      Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         3.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         3.6 Amendment. This Agreement may be amended only after complying with Section 17.2(a) of the Partnership Agreement.

         IN WITNESS WHEREOF, this Second Amended and Restated Incentive Compensation Agreement has been duly executed by the parties hereto as of the date first above written.

                                   BUCKEYE PIPE LINE COMPANY LLC

                                   By:  /s/ Stephen C. Muther
                                       _________________________________________
                                   Name:  Stephen C. Muther
                                   Title: Senior Vice President

                                   BUCKEYE PARTNERS, L.P.

                                   By: BUCKEYE PIPE LINE COMPANY LLC,
                                           as General Partner

                                   BY: /s/ Steven C. Ramsey
                                      __________________________________________
                                   Name:  Steven C. Ramsey
                                   Title: Senior Vice President, Finance

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